UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2010

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

(408) 480-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Form 8-K filed by Openwave Systems Inc. on March 3, 2010 (the “March 3 Form 8-K”), Anne Brennan, Openwave Systems’ Vice President, Head of Finance, would become (and she has now become) Openwave Systems’ Chief Financial Officer on April 1, 2010. An amendment to the March 3 Form 8-K filed by Openwave Systems on March 17, 2010, disclosed the proposed terms of Ms. Brennan’s compensation. On March 31, 2010, Ms. Brennan and Openwave Systems entered into an offer letter confirming the terms of such compensation, which includes the following:

1.	An increase in Ms. Brennan’s base salary to $300,000 per year;

2.	A target bonus of 50% of base salary (the actual bonus paid, if any, will be determined pursuant to the terms of the company’s Executive Corporate Incentive Plan, and the actual amount paid may be as little as 0% of the target bonus, or up to as much as 150% of the target bonus);

3.	A stock option to purchase 250,000 shares of Openwave Systems’ common stock at an exercise price equal to the fair market value on the date of grant, subject to vesting over a four year period; and

4.	Severance benefits if terminated other than for “cause” as set forth in the company’s Executive Severance Benefit Policy (which includes salary and medical benefits continuation for six months), unless the termination is in connection with a change of control, in which case the severance will be covered by the change of control severance agreement to which she is already party.

The Executive Corporate Incentive Plan was filed as Exhibit 10.19 to Openwave Systems’ Annual Report on Form 10-K for its fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission on September 9, 2009, and the Openwave Systems Inc. Executive Severance Benefit Policy was filed as Exhibit 10.1 to Openwave Systems’ Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2005.

As previously disclosed in the March 3 Form 8-K, and as subsequently amended on March 17, 2010, Karen J. Willem, Chief Financial Officer of Openwave Systems, informed Openwave Systems that she was resigning as the Chief Financial Officer and as an employee of Openwave Systems, effective as of the close of business on March 31, 2010.

On March 31, 2010, Ms. Willem and Openwave Systems entered into a severance agreement pursuant to which Ms. Willem and Openwave Systems agreed, among other things, that:

1. Ms. Willem’s last day of employment would be March 31, 2010;

2. Ms. Willem would receive severance benefits equal to six months base salary and 50% of her then current annual bonus target, for a total of $300,000, subject to withholdings and deductions;

3. Openwave Systems would pay Ms. Willem’s COBRA premiums for a maximum of six months; and

4. Ms. Willem would release Openwave Systems from any claims she may have against Openwave Systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Openwave Systems Inc.

By:	/s/ Bruce K. Posey
Name:	Bruce K. Posey
Title:	General Counsel

Dated: April 2, 2010